Exhibit 10.5

                                                                February 2, 2012

To:
Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
One Financial Center
Boston, MA 02111, USA

Dear Sirs,

                              RE: FEES FOR SERVICES

     Further to our discussions, we wish to document the understanding between us with respect to the fees owed to you on account of all of the work performed by you and your staff to date, and expenses incurred, in connection with the patents and patent applications (the "PATENTS") listed in Schedule A attached hereto (collectively, the "SERVICES").

     As you know, the undersigned, Business Outsourcing Service Inc. (the "COMPANY") is currently in the process of attempting to close a license agreement (the "LICENSE AGREEMENT") from The Sheba Medical Centre ("SHEBA") with respect to the Patents and to raise funds in an equity financing (the "FINANCING") consisting of $500,000 units (each, a "UNIT") issued at $1. Each Unit consists of one common shares (each, a "SHARE") and two common share purchase warrants (each, a "WARRANT"). Each Warrant entitles the holder to purchase one additional Share at an exercise price of $1 per Share. The Warrants must be converted in some circumstances.

     Within five business days following the closing of the Financing, or an equity financing of at least $500,000, and signing of the License Agreement (collectively, the "CLOSING"), the Company will:

     (i)  pay you an aggregate amount of $80,000; and
     (ii) issue to you 1,390,952 shares of common stock of the Company, par value (the "SHARES"), which constitutes 2.5% of the Company's fully diluted capitalization as of the Closing, including 6,120,190 options granted or agreed to be granted to date.

     In addition, the Company will pay you an additional $50,000 upon the consummation of the earlier of:

     (i) the purchase of all of the outstanding Shares and/or amalgamation of Company or the fully owned Israeli subsidiary of the Company into or with another corporation;
     (ii) the Company sublicensing the technology to a non-affiliate of the Company; or
     (iii)$20,000 upon each of the following milestones (but in any event no more than $50,000 in total):
          (A) initiation by the Company of phase I clinical trials for the Company's product which is based on the Patents (the "PRODUCT") in human subjects,
          (B) initiation by the Company of phase II clinical trials for the Product in human subjects, and
          (C) initiation by the Company of phase III clinical trials for the Product in human subjects,

         provided that if any payments are made under subsection (iii) above and thereafter an event described in subsection (i) or subsection (ii) occur, then the Company shall only pay an amount equal to the difference between $50,000 and the amounts paid under subsection (iii) above.

     The Shares will be subject to a no-sale limitation of 2 years following the Closing and in order to secure such limitation, the Shares shall be held in escrow in accordance with the escrow agreement attached hereto as Schedule B (the "ESCROW AGREEMENT") between the Company, you, and the escrow agent (the "ESCROW AGENT"). You agree that all Shares issued to you will be issued to the Escrow Agent pursuant to the terms of the Escrow Agreement. While held in escrow, you shall retain all voting rights for the Shares and distributions made on account of the Shares shall be distributed to the Escrow Agent to be held pursuant to the same terms and conditions that the Escrow Agent holds the Shares. All other distributions made on account of the Shares shall be distributed directly to you for your own account.

     The above represents the sole and complete consideration owed to you on account of any and all work performed to date by you and your staff and expenses incurred, concerning the Patents or any other work performed by you for Prof. Sarah Ferber, her immediate family and the Company (the "RELEASED PARTIES"), including pursuant to the requests of any of the Released Parties. By signing below, you hereby irrevocably, ultimately and unconditionally, waive and relinquish any and all rights, claims, demands and/or actions towards the Released Parties with respect to the Services, other than your entitlement to have the Company comply with the terms and conditions of this letter.

     This letter is conditional and shall only enter into effect upon the Company's receipt of your countersignature below confirming your acceptance to the terms set forth herein and your returning to the Company a copy of the Escrow Agreement duly signed by you.

Sincerely yours,

/s/ Vered Caplan
---------------------------
Orgenesis Inc.

Agreed and accepted:

/s/ Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
------------------------------------------------------------
Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
Date: February 2, 2012

                                   SCHEDULE A

           METHODS OF INDUCING REGULATED PANCREATIC HORMONE PRODUCTION


Country Name          Application Status          Case/SubCase
------------          ------------------          ------------

Australia                 Granted               21415-501 PRO/004

Canada                    Pending               21415-501 PRO/008

European Patent
Convention                Granted               21415-501 PRO/019

France                    Granted               21415-501 PRO/022

Germany                   Granted               21415-501 PRO/016

Italy                     Granted               21415-501 PRO/031

Japan                     Published             21415-501 PRO/032

Patent
Cooperation
Treaty                    National              21415-501 PRO/061

United Kingdom            Granted               21415-501 PRO/023


         METHODS OF INDUCING REGULATED PANCREATIC HORMONE PRODUCTION IN
                          NON-PANCREATIC ISLET TISSUES


Country Name          Application Status          Case/SubCase
------------          ------------------          ------------

United
States of
America                   Granted               21415-501/

United
States of
America                   Published             21415-501 CIP/

United
States of
America                   Pending               21415-501 DIV/

Australia                 Pending               21415-501 PRO B/004

European
Patent
Convention                Published             21415-501 PRO B/019

Japan                     Published             21415-501 PRO B/032

Patent
Cooperation
Treaty                    Published             21415-501 PRO B/061

                                   SCHEDULE B
                                ESCROW AGREEMENT

THIS dated for reference 2nd day of February, 2012.

AMONG:

          Orgenesis Inc.

          (herein called the "Company")

                                                               OF THE FIRST PART

AND:

          Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

          (herein "Stockholder")

                                                              OF THE SECOND PART

AND:

          Clark Wilson LLP. , Barristers and Solicitors, of 800 - 885 West Georgia Street, , British Columbia, V6C 3H1

          (herein "Escrow Agent")

                                                               OF THE THIRD PART

WITNESSES THAT WHEREAS:

A. Pursuant to a Fees For Services Letter Agreement dated January ___, 2012 between the Company and the Stockholder, the Stockholder is entitled to receive 1,390,952 common shares (the "Shares") in the capital of the Company;

B. The Company is negotiating to license from Tel Hashomer - Medical Research, Infrastructure and Services Ltd the rights to certain patents and intellectual property and to employ Sara Ferber on a half time basis to develop and exploit the intellectual property (the "Transaction");

C. The parties have agreed that the Shares are to be held in escrow for two years from the completion of the Transaction; and

D. The Sellers and the Stockholder desire to appoint the Escrow Agent, and the Escrow Agent has agreed to act as escrow agent to hold the Shares and the Transfer Documents in accordance with the terms hereof.

THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties covenant and agree as follows:

1. DEFINITIONS AND INTERPRETATION

1.1 Wherever used in this Agreement, unless the context otherwise requires, the following words and terms will have the meanings shown:

     (a)  "Agreement" means this Escrow Agreement;

     (b)  "Closing" means the closing of the Transaction;

     (c) "Company" means Orgensis Inc., a company whose shares are listed for trading on the non-NASDAQ OTCBB; and

     (d)  "Securities" means the Shares and the Transfer Documents.

2. DEPOSIT OF SECURITIES

2.1 The Shares issued by the Company to the Stockholder shall be issued to the Escrow Agent on the terms of this Agreement.

3. ESCROW PROVISIONS SECURITIES

3.1 The Company and the Stockholder hereby direct the Escrow Agent to retain the Securities, and not to do or cause anything to be done to release the same from escrow except in accordance with this Agreement. The Escrow Agent accepts its responsibilities hereunder and agrees to perform them in accordance with the terms hereof.

3.2 Except pursuant to the terms of this Agreement, the Escrow Agent will hold the Securities in escrow and undelivered until two years after the Closing.

3.3 If the Company and the Stockholder provide written instructions to the Escrow Agent with respect to the Securities, the Escrow Agent shall act in accordance therewith.

3.4 The Securities will not be sold, assigned, hypothecated, alienated, released from escrow, transferred within escrow or otherwise in any manner dealt with except in accordance with this Agreement or as may be required by reason of the bankruptcy of the Stockholder, in which case the Escrow Agent will hold the Securities subject to this Agreement, for whatever person, firm or corporation shall be legally entitled to be or become the registered owner thereof.

3.5 The Stockholder will be entitled to vote the Shares; however, any stock dividend or forward stock split of the Shares (in either case, such additional shares called the "Additional Shares") will be deemed to be part of the Shares to be delivered together with Transfer Documents respecting such Additional Shares to the Escrow Agent. The Escrow Agent will hold such Additional Shares and Transfer Documents respecting the Additional Shares in escrow and release them in the same manner as the Shares.

3.6 The Escrow Agent will be entitled not to take any action under this Agreement until its fees and disbursements for acting as Escrow Agent have been paid.

4. ADDITIONAL HOLDING PERIOD

4.1 The Escrow Agent shall not deliver the Securities to any person, entity or otherwise except for the Stockholder, however it shall continue to hold the Securities on behalf of the Stockholder and may not release same, until the two year anniversary of the Closing (the "Release Date") at which time the Escrow Agent shall deliver the Securities to the Stockholder or as directed by the Stockholder.

5. THE ESCROW AGENT

5.1 In exercising the rights, duties and obligations prescribed or confirmed by this Agreement, the Escrow Agent will act honestly and in good faith and will exercise that degree of care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.

5.2 The Stockholder and the Sellers jointly and severally covenant and agree from time to time and at all times hereafter well and truly to save, defend and keep harmless and fully indemnify the Escrow Agent, its successors, and assigns, from and against all loss, costs, charges, suits, demands, claims, damages and expenses which the Escrow Agent, its successors or assigns may at any time or times hereafter bear, sustain, suffer or be put unto for or by reason or on account of its acting pursuant to this Agreement or anything in any manner relating thereto or by reason of the Escrow Agent's compliance in good faith with the terms hereof on condition only that said acts are not the result of gross negligence or willful or intentional misconduct of the Escrow Agent.

5.3 In case proceedings should hereafter be taken in any court respecting the Securities, the Escrow Agent will not be obliged to defend any such action or submit its rights to the court until it has been indemnified by other good and sufficient security against its costs of such proceedings.

5.4 The Escrow Agent will have no responsibility in respect of loss of the Securities except the duty to exercise such care in the safekeeping thereof as it would exercise if the Securities belonged to the Escrow Agent. The Escrow Agent may act on the advice of counsel but will not be responsible for acting or failing to act on the advice of counsel.

5.5 In the event that the Securities are attached, garnished or levied upon under any court order, or if the delivery of such property is stayed or enjoined by any court order or if any court order, judgment or decree is made or entered affecting such property or affecting any act by the Escrow Agent, the Escrow Agent may, in its sole discretion, obey and comply with all writs, orders, judgments or decrees so entered or issued, whether with or without jurisdiction, notwithstanding any provision of this Agreement to the contrary. If the Escrow Agent obeys and complies with any such writs, order, judgment or decrees it will not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such compliance, notwithstanding that such writs, orders, judgments or decrees may be subsequently reversed, modified, annulled, set aside or vacated.

5.6 If the Escrow Agent receives any written instructions from one party contrary to the instructions contained in this Agreement, the Escrow Agent may continue to hold the Securities until the lawful determination of the issue between the parties hereto.

5.7 The Escrow Agent may resign as Escrow Agent by giving not less then ten (10) days' notice thereof to each of the Stockholder and the Sellers. The Stockholder and the Sellers may jointly terminate the Escrow Agent by giving to the Escrow Agent a notice of termination executed by each of them not less than ten (10) days prior to the proposed date of termination. The resignation or termination of the Escrow Agent will be effective and the Escrow Agent will cease to be bound by this Agreement on the date that is ten (10) days after the date of receipt of the termination notice given hereunder or on such other date as the Escrow Agent, the Stockholder and the Sellers may agree upon. All indemnities granted to the Escrow Agent will survive the termination of this Agreement or the resignation or termination of the Escrow Agent.

6. COUNTERPARTS

6.1 This Agreement may be executed in several counterparts, each of which will be deemed to be an original and all of which will together constitute one and the same instrument.

7. GENERAL

7.1 This Agreement will enure to the benefit of and be binding upon the parties and their respective heirs, executors, administrators, successors, and assigns.

7.2 The parties will execute and deliver all such further documents, do or cause to be done all such further acts and things, and give all such further assurances as may be necessary to give full effect to the provisions and intent of this Agreement.

7.3 This Agreement will be governed by and construed in accordance with the law of British Columbia.

7.4 Time is of the essence of this Agreement.

7.5 Delivery of an executed copy of this Agreement by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy will be deemed to be execution and delivery of this Agreement on the date of such communication by the party so delivering such copy.

7.6 It is understood and agreed by the parties to this Agreement that the only duties and obligations of the Escrow Agent are those specifically stated herein and no other.

7.7 The Agreement constitutes the entire agreement, and supersede all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and may only be amended with the written agreement of the Stockholder, Sellers and the Escrow Agent.

IN WITNESS WHEREOF the parties have caused this Agreement to be executed under seal and delivered this 2nd day of February, 2012.


/s/ Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
----------------------------------------------------------------
Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

Clark Wilson LLP


Per: /s/ Clark Wilson LLP
    --------------------------------
    Authorized Signatory

Orgenesis Inc.


Per: /s/ Vered Caplan
    --------------------------------
    Authorized Signatory